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                                                                   EXHIBIT 10.17



                  EXECUTIVE SUPPLEMENTAL COMPENSATION AGREEMENT


        This Executive Supplemental Compensation Agreement (the "Agreement") is made and entered into effective as of __________, 1999 by and between Bank of Stockdale, F.S.B. with its principal offices located in the City of Bakersfield, Kern County, California (the "Employer"), and [INSERT EXECUTIVE NAME], an individual residing in the State of California (the "Executive").

                                 R E C I T A L S

        WHEREAS, the Executive has been an employee of the Employer since [INSERT DATE], and is currently serving as its Executive Vice President and Chief Lending Officer;

        WHEREAS, the Employer desires to establish a compensation benefit program as a fringe benefit for executive officers of the Employer in order to attract and retain individuals with extensive and valuable experience in the banking industry;

        WHEREAS, the Executive's experience and knowledge of the affairs of the Employer and the banking industry are extensive and valuable;

        WHEREAS, it is deemed to be in the best interests of the Employer to provide the Executive with certain fringe benefits, on the terms and conditions set forth herein, in order to reasonably induce the Executive to remain in the Employer's employment and to compensate the Executive for valuable services heretofore rendered to the Employer; and

        WHEREAS, the Executive and the Employer wish to specify in writing the terms and conditions upon which this additional compensatory incentive will be provided to the Executive, or to the Executive's spouse or the Executive's designated beneficiaries, as the case may be.

        NOW, THEREFORE, in consideration of the services to be performed by the Executive in the future, as well as the mutual promises and covenants contained herein, the Executive and the Employer agree as follows:

                                A G R E E M E N T

        1.         TERMS AND DEFINITIONS.

                   1.1. ADMINISTRATOR. The Employer shall be the "Administrator" and, solely for the purposes of ERISA as defined in subparagraph 1.9 below, the "fiduciary" of this Agreement where a fiduciary is required by ERISA.

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                   1.2. APPLICABLE PERCENTAGE. The term "Applicable Percentage"
shall mean that percentage listed on Schedule "A" attached hereto which is adjacent to the number of calendar years which shall have elapsed from the date of the Executive's commencement of service to the Employer. Notwithstanding the foregoing or the percentage set forth on Schedule "A," but subject to all other terms and conditions set forth herein, the "Applicable Percentage" shall be: (i) provided payments have not yet begun hereunder, one hundred percent (100%) upon the occurrence of a "Change in Control" as defined in subparagraph 1.4 below, or the Executive's death, or Disability (as defined in subparagraph 1.6 below); and
(ii) notwithstanding subclause (i) of this subparagraph 1.2, zero percent (0%) in the event the Executive takes any intentional action which prevents the Employer from collecting the proceeds of any life insurance policy which the Employer may happen to own at the time of the Executive's death and of which the Employer is the designated beneficiary. Furthermore, notwithstanding the foregoing, or anything contained in this Agreement to the contrary, in the event the Executive takes any intentional action which prevents the Employer from collecting the proceeds of any life insurance policy which the Employer may happen to own at the time of the Executive's death and of which the Employer is the designated beneficiary: (1) the Executive's estate or designated beneficiary shall no longer be entitled to receive any of the amounts payable under the terms of this Agreement, and (2) the Employer shall have the right to recover from the Executive's estate all of the amounts paid to the Executive's estate (with respect to amounts paid prior to the Executive's death or paid to the Executive's estate) or designated beneficiary (with respect to amounts paid to the designated beneficiary) pursuant to the terms of this Agreement prior to and after Executive's death.

                   1.3. BENEFICIARY. The term "beneficiary" or "designated beneficiary" shall mean the person or persons whom the Executive shall designate in a valid Beneficiary Designation, a copy of which is attached hereto as Schedule "C," to receive the benefits provided hereunder. A Beneficiary Designation shall be valid only if it is in the form attached hereto and made a part hereof, is completed and signed by the Executive, and is received by the Administrator prior to the Executive's death.

                   1.4. CHANGE IN CONTROL. The term "Change in Control" shall mean the occurrence of any of the following events with respect to the Employer (with the term "Employer", for purposes of this Paragraph 1.4, being deemed to include any parent holding company owning, directly or indirectly, substantially all of the outstanding voting capital stock of the Employer): (i) the consummation of a merger pursuant to which shares of the Employer's capital stock are converted into cash, securities or other property (other than a merger of the Employer in which the holders of the Employer's capital stock immediately prior to the merger have the same proportionate ownership of the common stock of the surviving corporation immediately after the merger); (ii) the consummation of any sale or other transfer of all or substantially all the assets of the Employer; or (iii) any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of forty-nine percent (49%) or more of the Employer's outstanding capital stock.



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Notwithstanding the foregoing, a "Change of Control" shall not be deemed to exist as a result of the acquisition of the Employer by merger pursuant to the Agreement and Plan of Reorganization, dated September 15, 1998, with VIB Corp.

                   1.5. THE CODE. The "Code" shall mean the Internal Revenue Code of 1986, as amended (the "Code").

                   1.6. DISABILITY/DISABLED. The term "Disability" or "Disabled" shall have the same meaning given such terms in any policy of disability insurance maintained by the Employer for the benefit of employees including the Executive. In the absence of such a policy which extends coverage to the Executive in the event of disability, the terms shall mean the Executive suffering a sickness, accident or injury which, in the judgment of a physician satisfactory to the Employer, prevents the Executive from performing substantially all of the Executive's normal duties for the Employer. As a condition to any benefits, the Employer may require the Executive to submit to such physical or mental evaluations and tests, as the Employer's Board of Directors deems appropriate.

                   1.7 EARLY RETIREMENT DATE. The term "Early Retirement Date" shall mean the Retirement, as defined below, of the Executive on a date which occurs prior to the Executive attaining [INSERT RETIREMENT AGE], but after the Executive has attained fifty-five (55) years of age.

                   1.8. EFFECTIVE DATE. The term "Effective Date" shall mean the date first written above.

                   1.9. ERISA. The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                   1.10. EXECUTIVE BENEFITS. The term "Executive Benefits" shall mean the benefits determined in accordance with Schedule "B", and reduced or adjusted to the extent: (i) required under the other provisions of this Agreement, including, but not limited to, Paragraphs 5, 6 and 7 hereof; (ii) required by reason of the lawful order of any regulatory agency or body having jurisdiction over the Employer; or (iii) required in order for the Employer to properly comply with any and all applicable state and federal laws, including, but not limited to, income, employment and disability income tax laws (e.g., FICA, FUTA, SDI).

                   1.11. PLAN YEAR. The term "Plan Year" shall mean the Employer's fiscal year.

                   1.12. RETIREMENT. The term "Retirement" or "Retires" shall refer to the date which the Executive acknowledges in writing to Employer to be the last day he will provide any significant personal services, whether as an employee or independent consultant or contractor, to Employer. For purposes of this Agreement, the phrase "significant personal services" shall mean



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more than ten (10) hours of personal services rendered to one or more individuals or entities in any thirty (30) day period.

                   1.13. SURVIVING SPOUSE. The term "Surviving Spouse" shall mean the person, if any, who shall be legally married to the Executive on the date of the Executive's death.

                   1.14. TERMINATION FOR CAUSE. The term "Termination for Cause" shall mean termination of the employment of the Executive by reason of and of the following:

                              (a) The willful, intentional and material breach
or habitual and continued neglect by the Executive of his responsibilities and duties;

                              (b) The continuous mental or physical incapacity
of the Executive, subject to disability rights under this Agreement;

                              (c) The Executive's willful and intentional
violation of any federal banking or securities laws, or of the Bylaws, rules, policies or resolutions of the Employer, or the rules or regulations of the Federal Deposit Insurance Corporation, Office of Thrift Supervision, or any other regulatory agency or governmental authority having jurisdiction over the Employer, which has a material adverse effect upon the Employer;

                              (d) The determination by a state or federal
banking agency or other governmental authority having jurisdiction over the Employer that the Executive is not suitable to act in the capacity for which he is employed by the Employer;

                              (e) The Executive's conviction of any felony or a
crime involving moral turpitude or the Executive's willful and intentional commission of a fraudulent or dishonest act; or

                              (f) The Executive's willful and intentional
disclosure, without authority, of any secret or confidential information not otherwise publicly available concerning the Employer or taking any action which the Employer's Board of Directors determines, in its sole discretion and subject to good faith, fair dealing and reasonableness, constitutes unfair competition with or inducement of any customer to breach any contract with the Employer.

        2.         SCOPE, PURPOSE AND EFFECT.

                   2.1. CONTRACT OF EMPLOYMENT. Although this Agreement is intended to provide the Executive with an additional incentive to remain in the employ of the Employer, this Agreement shall not be deemed to constitute a contract of employment between the Executive and the Employer nor shall any provision of this Agreement restrict or expand the right of the Employer to terminate the Executive's employment. This Agreement shall have no impact or effect upon any separate written Employment Agreement which the Executive may have with



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the Employer, it being the parties' intention and agreement that unless this
Agreement is specifically referenced in said Employment Agreement (or any modification thereto), this Agreement (and the Employer's obligations hereunder) shall stand separate and apart from, and shall have no effect on or be affected by, the terms and provisions of said Employment Agreement.

                   2.2. FRINGE BENEFIT. The benefits provided by this Agreement are granted by the Employer as a fringe benefit to the Executive and are not a part of any salary reduction plan or any arrangement deferring a bonus or a salary increase. The Executive has no option to take any current payments or bonus in lieu of the benefits provided by this Agreement.

        3.         PAYMENTS UPON EARLY RETIREMENT OR RETIREMENT AND AFTER
RETIREMENT.

                   3.1. PAYMENTS UPON EARLY RETIREMENT. The Executive shall have the right to Retire on a date which constitutes an Early Retirement Date as defined in subparagraph 1.7 above. If the Executive elects to Retire on a date which constitutes an Early Retirement Date, the Executive shall be entitled to be paid the Applicable Percentage of the Executive Benefits, in substantially equal monthly installments on the first day of each month, beginning with the month following the month in which the Early Retirement Date occurs, payable (i) for the period designated in Schedule "D" in the case of the balance in the Benefit Account and (ii) until death in the case of the Index Benefit defined in Schedule "B".

                   3.2. PAYMENTS UPON RETIREMENT. If the Executive remains in the employment of the Employer until attaining sixty-two (62) years of age, the Executive shall be entitled to be paid the Applicable Percentage of the Executive Benefits, in substantially equal monthly installments on the first day of each month, beginning with the month following the month in which the Executive Retires or upon such later date as may be mutually agreed upon by the Executive and the Employer in advance of said Retirement date, payable (i) for the period designated in Schedule "D" in the case of the balance in the Benefit Account and (ii) until death in the case of the Index Benefit defined in Schedule "B". At the Employer's sole and absolute discretion, the Employer may increase the Executive Benefits as and when the Employer determines the same to be appropriate.

                   3.3. PAYMENTS IN THE EVENT OF DEATH AFTER RETIREMENT. The Employer agrees that if the Executive Retires, but shall die before receiving all of the Executive Benefits Payments specified in Schedule "B", the Employer agrees to pay the Applicable Percentage of the Executive Benefits to the Executive's designated beneficiary in lump sum. If a valid Beneficiary Designation is not in effect, then the remaining amounts due to the Executive under the terms of this Agreement shall be paid to the Executive's Surviving Spouse. If the Executive leaves no Surviving Spouse, the remaining amounts due to the Executive under the terms of this Agreement shall be paid to the duly qualified personal representative, executor or administrator of the Executive's estate.



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        4.         PAYMENTS IN THE EVENT DEATH OR DISABILITY OCCURS PRIOR TO
RETIREMENT.

                   4.1. PAYMENTS IN THE EVENT OF DEATH PRIOR TO RETIREMENT. If the Executive dies at any time after the Effective Date of this Agreement, but prior to Retirement, the Employer agrees to pay the Applicable Percentage of the Executive Benefits which the Executive may be entitled to receive to the Executive's designated beneficiary in lump sum. If a valid Beneficiary Designation is not in effect, then the remaining amounts due to the Executive under the terms of this Agreement shall be paid to the Executive's Surviving Spouse. If the Executive leaves no Surviving Spouse, the remaining amounts due to the Executive under the terms of this Agreement shall be paid to the duly qualified personal representative, executor or administrator of the Executive's estate.

                   4.2. PAYMENTS IN THE EVENT OF DISABILITY PRIOR TO RETIREMENT. In the event the Executive becomes Disabled at any time after the Effective Date of this Agreement but prior to Retirement, the Executive shall be paid the Applicable Percentage of the Executive Benefits which the Executive may be entitled to receive, in substantially equal monthly installments on the first day of each month, beginning with the month following the month in which the Executive becomes Disabled, payable (i) for the period designated in Schedule "D" in the case of the balance in the Benefit Account and (ii) until death in the case of the Index Benefit defined in Schedule "B".

        5. PAYMENTS IN THE EVENT EMPLOYMENT IS TERMINATED PRIOR TO RETIREMENT. As indicated in subparagraph 2.1 above, the Employer reserves the right to terminate the Executive's employment, with or without cause but subject to any written employment agreement which may then exist, at any time prior to the Executive's Retirement. In the event that the employment of the Executive shall be terminated, other than by reason of death, Disability or Retirement, prior to the Executive's attaining sixty-two (62) years of age, then this Agreement shall terminate upon the date of such termination of employment; provided, however, that the Executive shall be entitled to the following benefits as may be applicable depending upon the circumstances surrounding the Executive's termination:

                   5.1. TERMINATION WITHOUT CAUSE. If the Executive's employment is terminated by the Employer without cause, and such termination is not subject to the provisions of subparagraph 5.4 below, the Executive shall be entitled to be paid the Applicable Percentage of the Executive Benefits, as defined above, in substantially equal monthly installments on the first day of each month, beginning with the month following the month in which the Executive attains fifty-five (55) years of age or any month thereafter, as requested in writing by the Executive and delivered to the Employer or its successor thirty (30) days prior to the commencement of installment payments; provided, however, that in the event the Executive does not request a commencement date as specified, such installments shall be paid on the first



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day of each month, beginning with the month following the month in which the
Executive attains sixty-two (62) years of age. The installments shall be payable
(i) for the period designated in Schedule "D" in the case of the balance in the Benefit Account and (ii) until death in the case of the Index Benefit defined in Schedule "B".

                   5.2. VOLUNTARY TERMINATION BY THE EXECUTIVE. If the Executive's employment is terminated by voluntary resignation and such resignation is not subject to the provisions of subparagraph 5.4 below, the Executive shall be entitled to be paid the Applicable Percentage of the Executive Benefits, as defined above, in substantially equal monthly installments on the first day of each month, beginning with the month following the month in which the Executive attains fifty-five (55) years of age or any month thereafter, as requested in writing by the Executive and delivered to the Employer or its successor thirty (30) days prior to the commencement of installment payments; provided, however, that in the event the Executive does not request a commencement date as specified, such installments shall be paid on the first day of each month, beginning with the month following the month in which the Executive attains sixty-two (62) years of age. The installments shall be payable (i) for the period designated in Schedule "D" in the case of the balance in the Benefit Account and (ii) until death in the case of the Index Benefit defined in Schedule "B".

                   5.3. TERMINATION FOR CAUSE. If the Executive's employment with the Employer is terminated "for cause" based upon Paragraph 1.14 of this Agreement, and such termination is not subject to the provisions of Paragraph
5.4 below, the Executive shall forfeit all Executive Benefits.

                   5.4. TERMINATION BY THE EMPLOYER ON ACCOUNT OF OR AFTER A CHANGE IN CONTROL. In the event (without the prior written consent of the Executive) of (i) the permanent assignment of the Executive by the Employer employing the Executive to duties materially inconsistent with, or which substantially or materially alter the nature or status of, the Executive's responsibilities immediately prior to a Change in Control of the Employer; (ii) reduction by the Employer in the Executive's base salary as in effect on the date of a Change in Control of the Employer as the same may be increased from time to time during the term of this Agreement; (iii) any failure by the Employer to continue in effect without substantial change any compensation, incentive, welfare or benefit plan or arrangement, or any plan or arrangement whereby the Executive may acquire securities of the Employer, in which the Executive is participating at the time of a Change in Control of the Employer (or any other plans providing the Executive with substantially similar benefits, including, but not be limited to, the Employer's Management Incentive Plan, Employees Stock Option Plan, retirement income plan, automobile benefits and life insurance, medical, dental, accident and disability plans) (collectively, "Benefit Plans"), or the taking of any action by the Employer that would adversely affect the Executive's participation in or materially reduce the Executive's benefits under any such Benefit Plan or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Change in Control of the Employer, unless an equitable substitute arrangement (embodied in an ongoing substitute or alternative Benefit Plan) has been made for the benefit of the Executive



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with respect to the Benefit Plan in question; (iv) the Employer's requiring the
Executive to relocate, or the assignment to the Executive of duties that reasonably require the Executive to relocate, to any place other than the Bakersfield, California, metropolitan area; (v) any material breach by the Employer of any provision of this Agreement; (vi) any failure by the Employer to obtain the assumption of this Agreement by any successor or assign of the Employer; (vii) any purported termination of the Executive's employment that is not effected pursuant to a notice of termination given in accordance with requirements for notices described at Paragraph 11.4 of this Agreement and which shall indicate those specific termination provisions in this Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment; or (viii) the Employer's requiring the Executive to travel a substantial amount of time, except for travel related to corporate meetings and temporary assignments, to an extent substantially inconsistent with the Executive's business travel obligations at the time of a Change in Control of the Employer, then the Executive may elect to terminate the Executive's employment by the Employer and shall thereupon be entitled to be paid the Applicable Percentage of the Executive Benefits, as defined above, in substantially equal monthly installments on the first day of each month, beginning with the month following the month in which the Executive attains fifty-five (55) years of age or any month thereafter, as requested in writing by the Executive and delivered to the Employer or its successor thirty (30) days prior to the commencement of installment payments; provided, however, that in the event the Executive does not request a commencement date as specified, such installments shall be paid on the first day of each month, beginning with the month following the month in which the Executive attains sixty-two (62) years of age. The installments shall be payable (i) for the period designated in Schedule "D" in the case of the balance in the Benefit Account and (ii) until death in the case of the Index Benefit defined in Schedule "B".

                   5.5. PAYMENTS IN THE EVENT OF DEATH FOLLOWING TERMINATION. If the Executive shall die prior to receiving all of the applicable benefits described in this Paragraph 5 to which the Executive is entitled, then the Employer will make such payments to the Executive's designated beneficiary. If a valid Beneficiary Designation is not in effect, then the remaining amounts due to the Executive shall be paid to the Executive's Surviving Spouse. If the Executive leaves no Surviving Spouse, the remaining amounts due to the Executive shall be paid to the duly qualified personal representative, executor or administrator of the Executive's estate.

        6. SECTION 280G ADJUSTMENT. The Executive acknowledges and agrees that the parties have entered into this Agreement based upon certain financial and tax accounting assumptions. Accordingly, with full knowledge of the potential consequences, the Executive agrees that, notwithstanding anything contained herein to the contrary, in the event that any payment or benefit received or to be received by the Executive, whether payable pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Employer (together with the Executive Benefits, the "Total Payments"), will not be deductible (in whole or in part) as a result of Code Section 280G or other applicable provisions of the Code, the Total



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Payments shall be reduced until no portion of the Total Payments is nondeductible as a result of Section 280G or such other applicable provisions of the Code. For purposes of this limitation:

                              (a) No portion of the Total Payments, the receipt
or enjoyment of which the Executive shall have effectively waived in writing prior to the date of payment of any future Executive Benefits payments, shall be taken into account;

                              (b) No portion of the Total Payments shall be
taken into account, which in the opinion of the tax counsel selected by the Employer and acceptable to the Executive, does not constitute a "parachute payment" within the meaning of Section 280G of the Code;

                              (c) Any reduction of the Total Payments shall be
applied to reduce any payment or benefit received or to be received by the Executive pursuant to the terms of this Agreement and any other plan, arrangement or agreement with the Employer in the order determined by mutual agreement of the Employer and the Executive;

                              (d) Future payments shall be reduced only to the
extent necessary so that the Total Payments (other than those referred to in clauses (a) or (b) above in their entirety) constitute reasonable compensation for services actually rendered within the meaning of Section 280G of the Code, in the opinion of tax counsel referred to in clause (b) above; and

                              (e) The value of any non-cash benefit or any
deferred payment or benefit included in the Total Payments shall be determined by independent auditors selected by the Employer and acceptable to the Executive in accordance with the principles of Section 280G of the Code.

        7. RIGHT TO DETERMINE FUNDING METHODS. The Employer reserves the right to determine, in its sole and absolute discretion, whether, to what extent and by what method, if any, to provide for the payment of the amounts which may be payable to the Executive, the Executive's spouse or the Executive's beneficiaries under the terms of this Agreement. In the event that the Employer elects to fund this Agreement, in whole or in part, through the use of life insurance or annuities, or both, the Employer shall determine the ownership and beneficial interests of any such policy of life insurance or annuity. The Employer further reserves the right, in its sole and absolute discretion, to terminate any such policy, and any other device used to fund its obligations under this Agreement, at any time, in whole or in part. Consistent with Paragraph 9 below, neither the Executive, the Executive's spouse nor the Executive's beneficiaries shall have any right, title or interest in or to any funding source or amount utilized by the Employer pursuant to this Agreement, and any such funding source or amount shall not constitute security for the performance of the Employer's obligations pursuant to this Agreement. In connection with the foregoing, the Executive agrees to execute such documents and undergo such medical examinations or tests which the Employer may request and which may be reasonably necessary to facilitate any funding for this Agreement including, without limitation,



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the Employer's acquisition of any policy of insurance or annuity. Furthermore, a refusal by the Executive to consent to, participate in and undergo any such medical examinations or tests shall result in the immediate termination of this Agreement and the immediate forfeiture by the Executive, the Executive's spouse and the Executive's beneficiaries of any and all rights to payment hereunder.

        8. CLAIMS PROCEDURE. The Employer shall, but only to the extent necessary to comply with ERISA, be designated as the named fiduciary under this Agreement and shall have authority to control and manage the operation and administration of this Agreement. Consistent therewith, the Employer shall make all determinations as to the rights to benefits under this Agreement. Any decision by the Employer denying a claim by the Executive, the Executive's spouse, or the Executive's beneficiary for benefits under this Agreement shall be stated in writing and delivered or mailed, via registered or certified mail, to the Executive, the Executive's spouse or the Executive's beneficiary, as the case may be. Such decision shall set forth the specific reasons for the denial of a claim. In addition, the Employer shall provide the Executive, the Executive's spouse or the Executive's beneficiary with a reasonable opportunity for a full and fair review of the decision denying such claim.

        9. STATUS AS AN UNSECURED GENERAL CREDITOR. Notwithstanding anything contained herein to the contrary: (i) neither the Executive, the Executive's spouse or the Executive's designated beneficiaries shall have any legal or equitable rights, interests or claims in or to any specific property or assets of the Employer as a result of this Agreement; (ii) none of the Employer's assets shall be held in or under any trust for the benefit of the Executive, the Executive's spouse or the Executive's designated beneficiaries or held in any way as security for the fulfillment of the obligations of the Employer under this Agreement; (iii) all of the Employer's assets shall be and remain the general unpledged and unrestricted assets of the Employer; (iv) the Employer's obligation under this Agreement shall be that of an unfunded and unsecured promise by the Employer to pay money in the future; and (v) the Executive, the Executive's spouse and the Executive's designated beneficiaries shall be unsecured general creditors with respect to any benefits which may be payable under the terms of this Agreement.

                   Notwithstanding subparagraphs (i) through (v) above, the Employer and the Executive acknowledge and agree that, in the event of a Change in Control, and at the written request of the Executive, or in the Employer's discretion if the Executive does not so request and the Employer nonetheless deems it appropriate, the Employer shall establish, not later than the effective date of the Change in Control, a Rabbi Trust or multiple Rabbi Trusts (the "Trust" or "Trusts") upon such terms and conditions as the Employer, in its sole discretion, deems appropriate and in compliance with applicable provisions of the Code, in order to permit the Employer to make contributions and/or transfer assets to the Trust or Trusts to discharge its obligations pursuant to this Agreement. The principal of the Trust or Trusts and any earnings thereon shall be held separate and apart from other funds of the Employer to be used exclusively for discharge of the Employer's obligations pursuant to this Agreement and shall continue to be



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subject to the claims of the Employer's general creditors until paid to the
Executive or its beneficiaries in such manner and at such times as specified in this Agreement.

        10. DISCRETION OF BOARD TO ACCELERATE PAYOUT. Notwithstanding any of the other provisions of this Agreement, the Board of Directors of the Employer may, if determined in its sole and absolute discretion to be appropriate, accelerate the payment of the amounts due under the terms of this Agreement, provided that Executive (or Executive's spouse or designated beneficiaries): (i) consents to the revised payout terms determined appropriate by the Employer's Board of Directors; and (ii) does not negotiate or in anyway influence the terms of proposed altered/accelerated payout (said decision to be made solely by the Employer's Board of Directors and offered to the Executive [or Executive's spouse or designated beneficiaries] on a "take it or leave it basis").

        11.        MISCELLANEOUS.

                   11.1. OPPORTUNITY TO CONSULT WITH INDEPENDENT ADVISORS. The Executive acknowledges that he has been afforded the opportunity to consult with independent advisors of his choosing including, without limitation, accountants or tax advisors and counsel regarding both the benefits granted to him under the terms of this Agreement and the (i) terms and conditions which may affect the Executive's right to these benefits and (ii) personal tax effects of such benefits including, without limitation, the effects of any federal or state taxes, Section 280G of the Code, and any other taxes, costs, expenses or liabilities whatsoever related to such benefits, which in any of the foregoing instances the Executive acknowledges and agrees shall be the sole responsibility of the Executive notwithstanding any other term or provision of this Agreement. The Executive further acknowledges and agrees that the Employer shall have no liability whatsoever related to any such personal tax effects or other personal costs, expenses, or liabilities applicable to the Executive and further specifically waives any right for the Executive, himself, and his heirs, beneficiaries, legal representatives, agents, successors, and assigns to claim or assert liability on the part of the Employer related to the matters described above in this subparagraph 11.1. The Executive further acknowledges and agrees that he has read, understands and consents to all of the terms and conditions of this Agreement, and that he enters into this Agreement with a full understanding of its terms and conditions.

                   11.2. ARBITRATION OF DISPUTES. All claims, disputes and other matters in question arising out of or relating to this Agreement or the breach or interpretation thereof, other than those matters which are to be determined by the Employer in its sole and absolute discretion, shall be resolved by binding arbitration before a representative member, selected by the mutual agreement of the parties, of the Judicial Arbitration and Mediation Services, Inc. ("JAMS"), located in San Francisco, California. In the event JAMS is unable or unwilling to conduct the arbitration provided for under the terms of this Paragraph, or has discontinued its business, the parties agree that a representative member, selected by the mutual agreement of the parties, of the American Arbitration Association ("AAA"), located in San Francisco, California, shall conduct the binding arbitration referred to in this Paragraph. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with JAMS (or AAA, if necessary). In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. The arbitration shall be subject to such rules of procedure used or established by JAMS, or if there are none, the rules of procedure used or established by AAA. Any award rendered by JAMS or AAA shall be final and binding upon the parties, and as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof. The obligation of the parties to arbitrate pursuant to this clause shall be specifically enforceable in accordance with, and shall be conducted consistently with, the provisions of Title 9 of Part 3 of the California Code of Civil Procedure. Any arbitration hereunder shall be conducted in Bakersfield, California, unless otherwise agreed to by the parties.

                   11.3. ATTORNEYS' FEES. In the event of any arbitration or litigation concerning any controversy, claim or dispute between the parties hereto, arising out of or relating to this Agreement or the breach hereof, or the interpretation hereof, the prevailing party shall be entitled to recover from the non-prevailing party reasonable expenses, attorneys' fees and costs incurred in connection therewith or in the enforcement or collection of any judgment or award rendered therein. The "prevailing party" means the party determined by the arbitrator(s) or court, as the case may be, to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered.

                   11.4. NOTICE. Any notice required or permitted of either the Executive or the Employer under this Agreement shall be deemed to have been duly given, if by personal delivery, upon the date received by the party or its authorized representative; if by facsimile, upon transmission to a telephone number previously provided by the party to whom the facsimile is transmitted as reflected in the records of the party transmitting the facsimile and upon reasonable confirmation of such transmission; and if by mail, on the third day after mailing via U.S. first class mail, registered or certified, postage prepaid and return receipt requested, and addressed to the party at the address given below for the receipt of notices, or such changed address as may be requested in writing by a party.

        If to the Employer:                         If to the Executive:

        Bank of Stockdale, F.S.B.                   [INSERT NAME]
        5151 Stockdale Highway                      [ADDRESS]
        Bakersfield, California 93309               [CITY, STATE ZIP]
        Attn: [INSERT NAME]

                   11.5. ASSIGNMENT. Neither the Executive, the Executive's spouse, nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, modify or otherwise encumber any part or all of the amounts payable hereunder, nor, prior to payment in accordance with the terms of this Agreement, shall any portion of such amounts be: (i) subject to seizure by any creditor of any such beneficiary, by a proceeding at law or in equity, for the payment of any debts, judgments, alimony or separate maintenance obligations which may be owed by the Executive, the Executive's spouse, or any designated beneficiary; or
(ii) transferable by operation of law in the event of bankruptcy, insolvency or otherwise. Any such attempted assignment or transfer shall be void and shall terminate this Agreement, and the Employer shall thereupon have no further liability hereunder.

                   11.6. BINDING EFFECT/MERGER OR REORGANIZATION. This Agreement shall be binding upon and inure to the benefit of the Executive and the Employer and, as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns. Accordingly, the Employer shall not merge or consolidate into or with another corporation, or reorganize or sell substantially all of its assets to another corporation, firm or person, unless and until such succeeding or continuing corporation, firm or person agrees to assume and discharge the obligations of the Employer under this Agreement. Upon the occurrence of such event, the term "Employer" as used in this Agreement shall be deemed to refer to such surviving or successor firm, person, entity or corporation.

                   11.7. NONWAIVER. The failure of either party to enforce at any time or for any period of time any one or more of the terms or conditions of this Agreement shall not be a waiver of such term(s) or condition(s) or of that party's right thereafter to enforce each and every term and condition of this Agreement.

                   11.8. PARTIAL INVALIDITY. If any term, provision, covenant, or condition of this Agreement is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant or condition invalid, void or unenforceable, and the Agreement shall remain in full force and effect notwithstanding such partial invalidity.

                   11.9. ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties with respect to the subject matter of this Agreement and contains all of the covenants and agreements between the parties with respect thereto. Each party to this Agreement acknowledges that no other representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not set forth herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party.

                   11.10. MODIFICATIONS. Any modification of this Agreement shall be effective only if it is in writing and signed by each party or such party's authorized representative.

                   11.11. PARAGRAPH HEADINGS. The paragraph headings used in this Agreement are included solely for the convenience of the parties and shall not affect or be used in connection with the interpretation of this Agreement.

                   11.12. NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

                   11.13. GOVERNING LAW. The laws of the State of California, other than those laws denominated choice of law rules, and, where applicable, the rules and regulations of the Office of Thrift Supervision and the Federal Deposit Insurance Corporation, shall govern the validity, interpretation, construction and effect of this Agreement.

                   11.14. WAIVER OF PRIOR PLAN BENEFIT. To the extent that the Executive is a party to that certain Amended and Restated Salary Continuation Agreement made with the Employer which affords the Executive benefits in the event of the Executive's retirement, death, disability, termination or change in control, it is an express condition precedent to the effectiveness of this Agreement that the Executive execute and deliver the Waiver of Prior Plan Benefit attached as Schedule "E" to this Agreement.

        IN WITNESS WHEREOF, the Employer and the Executive have executed this Agreement on the date first above-written in the City of Bakersfield, Kern County, California.

THE EMPLOYER                           THE EXECUTIVE

BANK OF STOCKDALE, F.S.B.



By:____________________________         ___________________________________
    [INSERT BANK OFFICER NAME]          [EXECUTIVE NAME]
    [TITLE]

                                   SCHEDULE A



        CALENDAR YEAR                                     APPLICABLE PERCENTAGE
        -------------                                     ---------------------
        [INSERT HIRE DATE] to December 31, 199_..........         [% Vested]

        December 31, 199_ ...............................         %

        December 31, ____ ...............................         %

        December 31, ____ ...............................         %

        December 31, ____ ...............................         %

        December 31, ____ ...............................         [until 100%]

                                   SCHEDULE B

                               EXECUTIVE BENEFITS


1.      Executive Benefits Determination.

        The Executive Benefits shall be determined based on the following:

        a.         Benefit Account:

                   A Benefit Account shall be established as a liability reserve account on the books of the Employer for the benefit of the Executive. Prior to the date on which the Executive becomes eligible to receive payments under the Agreement, such Benefit Account shall be increased (or decreased) each Plan Year (including the Plan Year in which the Executive ceases to be employed by the Employer) by an amount equal to the annual earnings or loss for that Plan Year determined by the Index (described in subparagraph c below), less the Opportunity Cost (described in subparagraph d below) for that Plan Year.

                   The Benefit Account shall also be credited with the amount of any accrued account balance payable to or for the benefit of the Executive under any other benefit plan of the Employer in which the Executive participated and which is supplemented or replaced by this Executive Supplemental Compensation Agreement.

        b.         Index Benefit:

                   After the date on which the Executive becomes eligible to receive payments under the Agreement, the Index Benefit for the Executive for any Plan Year shall be determined by subtracting the Opportunity Cost for that Plan Year from the earnings, if any, established by the Index.

        c.         Index:

                   The Index for any Plan Year shall be the aggregate annual after-tax income from the life insurance contracts described hereinafter as defined by FASB Technical Bulletin 85-4. This Index shall be applied as if such insurance contracts were purchased on the Effective Date.

                   Insurance Company:    [INSERT POLICY INFORMATION]
                   Policy Number:
                   Participant:
                   Option:                             Face Amount:
                   Policy Form:                        Premiums Paid:
                   Policy Name:                        Annual or Single Premium:
                   Insured's Age and Sex: F/M          Assumed Purchase Date:
                   Riders: None
                   Ratings: [According to health of Insured]

                   Insurance Company:    [INSERT POLICY INFORMATION]
                   Policy Number:
                   Participant:
                   Option:                             Face Amount:
                   Policy Form:                        Premiums Paid:
                   Policy Name:                        Annual or Single Premium:
                   Insured's Age and Sex: F/M          Assumed Purchase Date:
                   Riders: None
                   Ratings: [According to health of Insured]

                   If such contracts of life insurance are actually purchased by the Employer, then the actual policies as of the dates purchased shall be used in calculations to determine the Index and Opportunity Cost. If such contracts of life insurance are not purchased or are subsequently surrendered or lapsed, then the Employer shall receive and use annual policy illustrations that assume the above described policies were purchased from the above named insurance company(ies) on the Effective Date to calculate the amount of the Index and Opportunity Cost.

        d.         Opportunity Cost:

                   The Opportunity Cost for any Plan Year shall be calculated by multiplying (a) the sum of (i) the total amount of premiums set forth in the insurance policies described above, (ii) the amount of any Index Benefits (described at subparagraph b above), and (iii) the amount of all previous years after-tax Opportunity Costs; by (b) the average annualized after-tax cost of funds calculated using a one-year U.S. Treasury Bill as published in the Wall Street Journal. The applicable tax rate used to calculate the Opportunity Cost shall be the Employer's marginal tax rate until the Executive's Retirement, or other termination of service (including a Change in Control). Thereafter, the Opportunity Cost shall be calculated with the assumption of a marginal forty-two percent (42%) corporate tax rate each year regardless of whether the actual marginal tax rate of the Employer is higher or lower.


                                                                 EXAMPLE
                                                         INDEX EXECUTIVE BENEFITS

                                                    Assume Initial Insurance = $1,000,000
     [n]                   [A]                       [B]                      [C]
   END OF             CASH SURRENDER                INDEX               OPPORTUNITY COST            BENEFIT ACCOUNT
    YEAR              VALUE OF LIFE             [Annual Policy        [After-Tax One Year             [Cumulative]
                     INSURANCE POLICY              Income]            U.S. Treasury Yield]                B-C
                                                  A(n)-A(n-1)
     0                  $1,000,000                    --                       --                          --

     1                  $1,050,000                 $50,000                 $(30,000)                    $20,000

     2                  $1,102,500                 $52,500                 $(31,500)                    $41,000

     3                  $1,157,625                 $55,125                 $(33,075)                    $63,050

     .
     .
     .


2.      Executive Benefits Payments.

        The Executive shall be entitled to payment of the Applicable Percentage of (i) the balance in the Benefit Account in installments upon the terms as specified in the Agreement, and (ii) the Index Benefit for each Plan Year payable in installments until the Executive's death.

                                   SCHEDULE C

                             BENEFICIARY DESIGNATION


        To the Administrator of the Bank of Stockdale Executive Supplemental Compensation Agreement:

        Pursuant to the Provisions of my Executive Supplemental Compensation Agreement with Bank of Stockdale, permitting the designation of a beneficiary or beneficiaries by a participant, I hereby designate the following persons and entities as primary and secondary beneficiaries of any benefit under said Agreement payable by reason of my death:



PRIMARY BENEFICIARY:



----------------------   -----------------------      --------------------------
Name                              Address                    Relationship



SECONDARY (CONTINGENT)
BENEFICIARY:



----------------------   -----------------------      --------------------------
Name                              Address                    Relationship


THE RIGHT TO REVOKE OR CHANGE ANY BENEFICIARY DESIGNATION IS HEREBY RESERVED. ALL PRIOR DESIGNATIONS, IF ANY, OF PRIMARY BENEFICIARIES AND SECONDARY BENEFICIARIES ARE HEREBY REVOKED.

The Administrator shall pay all sums payable under the Agreement by reason of my death to the Primary Beneficiary, if he or she survives me, and if no Primary Beneficiary shall survive me, then to the Secondary Beneficiary, and if no named beneficiary survives me, then the Administrator shall pay all amounts in accordance with the terms of my Executive Supplemental Compensation Agreement. In the event that a named beneficiary survives me and dies prior to receiving the entire benefit payable under said Agreement, then and in that event, the remaining unpaid benefit payable according to the terms of my Executive Supplemental Compensation Agreement shall be payable to the personal representatives of the estate of said beneficiary who survived me but died prior to receiving the total benefit provided by my Executive Supplemental Compensation Agreement.




Dated:  ____________, 1999    _____________________________________________
                              [EXECUTIVE NAME]

CONSENT OF THE EXECUTIVE'S SPOUSE
TO THE ABOVE BENEFICIARY DESIGNATION:


        I, _[Spouse Name]____________, being the spouse of [INSERT EXECUTIVE NAME], after being afforded the opportunity to consult with independent counsel of my choosing, do hereby acknowledge that I have read, agree and consent to the foregoing Beneficiary Designation which relates to the Executive Supplemental Compensation Agreement entered into by my spouse effective as of _______________, 1999. I understand that the above Beneficiary Designation may affect certain rights which I may have in the benefits provided for under the terms of the Executive Supplemental Compensation Agreement and in which I may have a marital property interest.


Dated:  ______________, 1999



------------------------------------------
[Insert Spouse Name]

                                   SCHEDULE D

                              DISTRIBUTION ELECTION


Pursuant to the Provisions of my Executive Supplemental Compensation Agreement with Bank of Stockdale, F.S.B., I hereby elect to have any distribution of the balance in my Benefit Account paid to me in installments as designated below:


         ____ Thirty-six (36) monthly installments with the amount of each installment determined as of each installment date by dividing the entire amount in my Benefit Account by the number of installments then remaining to be paid, with the final installment to be the entire remaining balance in the Benefit Account.

         ____ Sixty (60) monthly installments with the amount of each installment determined as of each installment date by dividing the entire amount in my Benefit Account by the number of installments then remaining to be paid, with the final installment to be the entire remaining balance in the Benefit Account.

         ____ One hundred twenty (120) monthly installments with the amount of each installment determined as of each installment date by dividing the entire amount in my Benefit Account by the number of installments then remaining to be paid, with the final installment to be the entire remaining balance in the Benefit Account.

         ____ One hundred eighty (180) monthly installments with the amount of each installment determined as of each installment date by dividing the entire amount in my Benefit Account by the number of installments then remaining to be paid, with the final installment to be the entire remaining balance in the Benefit Account.

Dated:____________, 1999


Signed:_____________________________
           [Executive Name]

                                   SCHEDULE E

                          WAIVER OF PRIOR PLAN BENEFITS

        In consideration for the Executive Benefits made available to the Executive by this Executive Supplemental Compensation Agreement (the "Agreement"), the Executive acknowledges and agrees as follows:

        (a) The Executive is a party to that certain Bank of Stockdale Amended and Restated Salary Continuation Agreement made with the Employer dated ____________, 19__. Such Agreement, and all amendments, modifications, interpretations and understandings thereof or with respect thereto are referred to as the "Prior Plan Agreement".

        (b) This Agreement and the Executive Benefits hereunder are provided as a complete substitute for the Prior Plan Agreement and the benefits provided thereunder. The Prior Plan Agreement and the benefits thereunder are hereby terminated effective as of the Effective Date of this Agreement.

        (c) The Executive hereby waives and relinquishes for himself or herself, and his or her heirs, beneficiaries, legal representatives, agents, successors and assigns, any and all right, entitlement and interest that the Executive has or may have pursuant to the Prior Plan Agreement and the benefits thereunder, and accepts the Executive Benefits afforded by this Agreement in full and complete substitution for the benefits otherwise provided by the Prior Plan Agreement.

        (d) Without limiting the scope and effect of subparagraph 11.1 of the Agreement, the Executive (i) has had an opportunity to consult with advisors of the Executive's own choice in determining to enter into this Agreement and this Waiver, (ii) understands that the effect of this Waiver is to terminate, waive and relinquish forever all rights, entitlements and interests that the Executive has or may have under the Prior Plan Agreement and the benefits thereunder as a condition to receiving the Executive Benefits under this Agreement; and (iii) the Executive is entering into this Agreement and this Waiver voluntarily and with full appreciation of the effect of doing so.

Dated:_______________, 1999            _________________________________________
                                       [Executive Name]

I consent to and agree to be bound by the foregoing Waiver:


                                       _________________________________________